QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.02

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 22, 2005, in the Registration Statement (Form S-1) and related Prospectus of Dexcom, Inc. expected to be filed on or about February 1, 2005.

/s/ ERNST & YOUNG LLP
San Diego, California January 28, 2005

QuickLinks

  Exhibit 23.02